Exhibit 99.1
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES FIRST QUARTER EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON, TX, May 12, 2005 - Stage Stores, Inc. (Nasdaq: STGS) announced today that it will release its first quarter 2005 financial results at 6:00 a.m. Eastern Time on Thursday, May 19, 2005.  The release of the Company's first quarter financial results will be followed by a conference call, which will be held at 8:30 a.m. Eastern Time on the same day.

All interested parties can listen to a live webcast of the Company's first quarter results conference call by logging on to the Company's web site at www.stagestores.com and then clicking on Investor Relations, then Webcasts, then the webcast link.  A replay of the conference call will be available online until midnight on Friday, May 27, 2005.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 537 stores located in 29 states.  The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central states, and under the Peebles name throughout the Mid-Atlantic, Southeastern and Midwestern states.  For more information about Stage Stores, visit the Company's web site at www.stagestores.com.

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